EXHIBIT 10.19


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                           CONVERTIBLE PROMISSORY NOTE
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                                                              New York, New York
US$_______.00                                                  February 22, 2005

         FOR VALUE RECEIVED, ASTRATA GROUP INCORPORATED, a Nevada corporation (the "Maker"), hereby promises to pay to the order of ________, a ________, or successors or assigns (the "Holder"), at such place as the Holder may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of _________________ and No/100 Dollars ($_____.00), together with interest as herein provided, subject to the terms set forth in this Convertible Promissory Note (the "Note").

         1. TERM. The principal balance of this Note, together with all accrued interest, shall be payable on the earlier of (i) the "Maturity Date" (as defined in Section 2, below), (ii) the date on which the Maker shall have privately issued shares of Common Stock (as defined in Section 3, below, and whether or not the Common Stock is issued in conjunction with other securities) for an aggregate of not less than Five Million and No/100 Dollars ($5,000,000.00) in a single or series of offerings (the "Equity Offering")1, or (iii) the occurrence of any of the "Events of Default" (as defined in Section 6, below). Upon the payment in full of the outstanding principal and all accrued interest thereon, this Note shall be surrendered to the Maker for cancellation.

         2. MATURITY DATE. The Maturity Date is June 15, 2005.

         3. INTEREST; PREPAYMENT. The unpaid principal balance of this Note shall bear interest at the rate of the lesser of (i) nine percent (9%) per annum, compounded annually, or (ii) the maximum rate permitted by Nevada state law. Interest shall commence to accrue as of the date hereof and shall be calculated on the basis of a 365-day year. In no event shall the Holder be entitled to interest exceeding the maximum rate permitted by the laws of the State of Nevada. If any excess of interest is provided for or shall be adjudicated to be so provided for in this Note, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) the Maker shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by the laws of the State of Nevada; and
(iii) any such excess which may have been collected or attributed shall be subtracted from the then unpaid principal amount hereof, or refunded to the Maker.

            In connection with this Note, the Maker has issued ____________ (___) shares of the Maker's common stock, $0.0001 par value per share (the "Common Stock"), to the Holder.2 As a result of such issuance, the Maker, if required by generally accepted accounting principles in the United States of America, shall allocate and report on its financial statements certain amounts

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1    For clarity,  the Equity  Offering may, but need not,  consist of more than one tranche or closing; however, for purposes of Section 1, the date of closing of the Equity Offering shall only be deemed to have occurred upon the closing of that tranche of the Equity Offering that resulted in the Maker having privately issued such securities for aggregate proceeds of Five Million and No/100 Dollars ($5,000,000). Further, the integration (under Federal securities laws) of more than one offering by the Maker, each of which offering is for less than Five Million and No/100 Dollars ($5,000,000.00), pursuant to which it shall have privately issued such securities for an aggregate of not less than Five Million Dollars ($5,000,000.00), shall not constitute an Equity Offering.

2 The Holder shall be accorded registration rights in respect of such shares of Common Stock that are equivalent to the registration rights accorded in connection with the issuance of the Conversion Shares.

     as additional interest hereunder in excess of the amounts referenced as interest in the immediately preceding paragraph. Further, the Maker, if required by generally accepted accounting principles in the United States of America, shall report on its financial statements the fee payable by the Maker to the Holder in connection with the Draw-down (as defined in Section 8, below) as additional interest hereunder in excess of the amounts referenced as interest in the immediately preceding paragraph. The amounts of such additional share- and Draw-down fee-induced interest, if any, shall be determined by the Maker's independent accountants and shall be reported to the Holder as soon as practicable.

            Subject to Maker's providing not less than 10 days' written notice to the Holder to provide the Holder with the opportunity to exercise any or all of his conversion rights, Maker may prepay this Note at any time, in whole or in part, without premium or penalty. All such payments shall be applied first to accrued but unpaid interest and the remainder to principal.

         4. CONVERSION. All or any portion of the principal amount of this Note then outstanding, together with any accrued and unpaid interest hereunder, may be convertible at any time and from time to time into units of the Maker's securities at a conversion price (the "Conversion Price") of $5.25 per unit (a "Conversion Unit"3), each Conversion Unit consisting of one share of Common Stock (a "Conversion Share"), with a Conversion Unit-allocated price of $5.00, and one warrant (the "Conversion Warrant") exercisable at $5.00 for the purchase of one additional share of Common Stock (a "Conversion Warrant Share"), with a Conversion Unit-allocated price of $0.25, with the number of Conversion Units subject to adjustment from time to time pursuant to Section 11, at the sole discretion of the Holder, at any time through and including the Maturity Date. The form of the Conversion Warrant is attached hereto as Exhibit 4CW. The Holder may effect conversions under this Section 4, by delivering written notice in the form attached hereto as Exhibit A (the "Conversion Notice") to the Maker. If the Holder is converting less than all of the principal amount, together with any accrued and unpaid interest hereunder, represented by this Note, the Maker shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a schedule in the form of Schedule 1 attached hereto (the "Conversion Schedule") indicating the principal amount which has not been converted. Further, upon any conversion, the Maker shall grant and deliver to the Holder an additional warrant (the "Additional Warrant") exercisable at $5.00 for the purchase of one additional share of Common Stock (an "Additional Warrant Share") at the rate of one Additional Warrant for each ten dollars ($10.00) of principal, but not any accrued and unpaid interest, so converted, the form of such warrant being attached hereto as Exhibit 4AW.

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3        If the conversion  hereunder  occurs into (i) Conversion Units that are issued in connection with the Equity Offering (which is the Maker's currently proposed private placement of units of its securities), the registration rights to be accorded to the holders of the Conversion Shares and the Conversion Warrant Shares shall be equivalent to, and on a PARI PASSU basis with, the registration rights to be accorded to all subscribers in such Equity Offering, the current form of which registration rights (subject to change as of the closing of the Equity Offering, if there be one) has been attached hereto as Exhibit 1; (ii) Conversion Units that are issued prior to the closing (if there be one) of the Equity Offering, the registration rights to be accorded to the holders of the Conversion Shares and the Conversion Warrant Shares
         shall  be  equivalent   to,  and  on  a  PARI  PASSU  basis  with,  the
         registration rights to be accorded to all subscribers in such Equity Offering; and (iii) Conversion Units that are not issued in connection with Equity Offering (in the event that the Equity Offering does not close), the registration rights to be accorded to the holders of the Conversion Shares and the Conversion Warrant Shares shall be equivalent to the registration rights that would have been accorded to all subscribers in such Equity Offering, had there been a closing thereof.

         5. MECHANICS OF CONVERSION.

            5.1 NUMBER OF ISSUABLE UNITS. The number of Conversion Units issuable upon conversion of the Note and any interest thereunder shall equal the outstanding principal amount of this Note and any interest thereon to be converted, divided by the Conversion Price on the "Conversion Date," when the Conversion Notice is delivered to the Maker in accordance with Section 4, plus (if indicated in the applicable Conversion Notice) the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.

            5.2 EFFECTIVE DATE OF CONVERSION; CERTIFICATE. Each and every conversion hereunder shall be effective at the close of business on the date on which the Conversion Notice is deemed to have been delivered by the Holder to the Maker in the manner set forth in Section 13.3. The Maker shall, by the third business day following each Conversion Date, issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Conversion Shares, the Conversion Warrants, and the Additional Warrants issuable upon such conversion. The Holder, or any Person so designated by the Holder to receive Conversion Units and Additional Warrants, shall be deemed to have become holder of record thereof as of such Conversion Date.

            5.3 EFFECT OF CONVERSION NOTICE. The Holder shall not be required to deliver this original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice by the Holder shall have the same effect as cancellation of the Note and issuance of a New Note representing the remaining outstanding principal amount.

            5.4 MAKER'S OBLIGATIONS. The Maker's obligations to issue and deliver Conversion Shares, Conversion Warrants, and Additional Warrants upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Maker or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Maker to the Holder in connection with the issuance of such Conversion Shares, Conversion Warrants, and Additional Warrants.

         6. EVENTS OF DEFAULT. Upon the occurrence of any of the following "Events of Default," all principal and accrued and unpaid interest shall immediately become due and payable:

            6.1 BANKRUPTCY. The institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by the Maker; or involuntarily against the Maker and such proceedings shall not have been vacated by appropriate court order within sixty
(60) days of such institution.

            6.2 DISSOLUTION. Any order, judgment, or decree shall have been entered against the Maker decreeing the dissolution or liquidation of the Maker and such order shall remain undischarged or unstayed for a period of ten (10) days.

            6.3 INSOLVENCY, RECEIVER OR TRUSTEE. The making by the Maker of an assignment for the benefit of creditors; or the making by the Maker of an offer of settlement, composition or extension to the claims of all or substantially all of the Maker's creditors or the application for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or the appointment otherwise of such a receiver or trustee or a committee of the Maker's creditors.

            6.4 CHANGE OF CONTROL; HOSTILE TAKEOVER; FUNDAMENTAL CHANGE IN THE MAKER. Any Change of Control4 of the Maker, Hostile Takeover5 of the Maker, or Fundamental Change in the Maker6.

            6.5 SUBSTANTIVE CHANGES IN CAPITALIZATION. The filing by the Maker of (i) a Certificate of Designation of Rights, Privileges, Preferences, and Restrictions of any Series of its Preferred Stock with the Office of the Secretary of State of the State of Nevada, (ii) an Amendment to the Articles of Incorporation that sets forth the attributes of any Series of its Preferred Stock, (iii) an Amendment to the Articles of Incorporation that sets forth an increase in its authorized Common Stock in excess of that number of shares of its Common Stock authorized as of the date of this Note (except in furtherance of the Maker's covenants under Section 10), or (iv) any other Amendment to the Articles of Incorporation that materially adversely affects the Holder.

            6.6 BREACH OF COVENANTS. The breach of any of the covenants of the Maker set forth in this Note.

            6.7 NONPAYMENT OF PRINCIPAL AND INTEREST. If any of the principal or accrued and unpaid interest shall not be paid when due.

         7. CHARGES, TAXES, AND EXPENSES. Issuance of certificates for Conversion Shares, Conversion Warrants, and Additional Warrants upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Maker; provided, HOWEVER, that the Maker shall not be required to pay any tax that may be payable in respect of any transfer involved in the

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4    A  "Change  in  Control"  shall  mean  (i) an  acquisition  of  any  voting securities of the Maker (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) ("Beneficial Ownership") of more than 50% of the combined voting power of the Maker's then outstanding Voting Securities without the approval of the Maker's Board of Directors;
     (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Maker's then outstanding Voting Securities changing beneficial ownership (whether or not approved by the Maker's Board of Directors); (iii) the sale of all or substantially all of the Maker's assets; (iv) approval by the Maker's stockholders of a plan of complete liquidation of the Maker; or (v) the individuals constituting the Maker's Board of Directors as of the date of this Note (the "Incumbent Board") cease for any reason to constitute at least 50% of the members of the Board of Directors; PROVIDED, HOWEVER, that, if the election, or nomination for election by the Maker's stockholders, of any new director was approved by a vote of the Incumbent Board, then such new director shall be considered a member of the Incumbent Board.

5 A "Hostile Takeover" means a transaction or series of transactions that results in any person acquiring Beneficial Ownership of more than 50% of the combined voting power of the Maker's then outstanding Voting Securities without the prior approval of the Maker's Board of Directors.

6 "A Fundamental Change" shall mean, to the extent not otherwise included within the definition of Change in Control, the occurrence of any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange, or liquidation) in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property, or assets.

registration of any certificates for Conversion Shares, Conversion Warrants, Conversion Warrant Shares, Additional Warrants, Additional Warrant Shares, or
Note in a name other than that of the Holder.

         8. DRAW-DOWN FEE. The funds made available to the Maker under this Note by the Holder may be drawn down (the "Draw-down") in only one tranche of not less than ______________ and No/100 Dollars ($_______.00). The fee payable by the Maker to the Holder in connection with the Draw-down shall be equivalent to two and one-half percent (2.5%) of the initial principal sum of this Note or ____________ and No/100 Dollars ($____.00), which fee shall be deducted by the Holder from the funds tendered to the Maker for a net Draw-down of ____________ and No/100 Dollars ($_______.00).

         9. THE HOLDER'S INDEPENDENT INVESTIGATION OF THE MAKER. By providing the Draw-down to the Maker hereunder and accepting this Note in exchange therefor and the shares of Common Stock referenced in Section 3, the Holder shall be deemed to have completed such independent investigation of the Maker, its business and affairs, and financial capabilities, as the Holder shall have reasonably required.

         10. RESERVATION OF COMMON STOCK. The Maker covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Conversion Shares, Conversion Warrant Shares, and Additional Warrant Shares as required hereunder, the number of shares of Common Stock that are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note and the exercise of the Conversion Warrants and the Additional Warrants (in each case, taking into account the adjustments of Section 11), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Maker covenants that all Conversion Shares, Conversion Warrant Shares, and Additional Warrant Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         11. CERTAIN ADJUSTMENTS. The Conversion Price is subject to adjustment from time to time as set forth in this Section 11.

            11.1 STOCK DIVIDENDS AND SPLITS. If the Maker, at any time while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this subsection shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this subsection shall become effective immediately after the effective date of such subdivision or combination.

            11.2 REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Maker shall (a) effect a reorganization, (b) consolidate with or merge with or into any other person, (c) reclassify its shares of capital stock in such a manner as would effect its Common Stock, or
(d) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Maker, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Maker whereby the Holder of the Note, on the conversion hereof as provided in Section 4, at any time after the consummation of such reorganization, consolidation, merger, or reclassification or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Conversion Shares and Warrants issuable on such conversion prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so converted this Note, immediately prior thereto, all subject to further adjustment thereafter as otherwise provided in this Section 11.

            11.3 CALCULATIONS. All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            11.4 NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 11, the Maker at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Maker will promptly deliver a copy of each such certificate to the Holder.

         12. FRACTIONAL UNITS AND FRACTIONAL ADDITIONAL WARRANTS. The Maker shall not be required to issue or cause to be issued fractional Units on conversion of this Note. If any fraction of a Unit would, except for the provisions of this Section 12, be issuable upon conversion of this Note or payment of interest hereon, the number of Units to be issued will be rounded up to the nearest whole Unit. The Maker shall not be required to issue or cause to be issued fractional Additional Warrants in connection with conversion of this Note. If any fraction of an Additional Warrant would, except for the provisions of this Section 12, be issuable in connection with conversion of this Note, the number of Additional Warrants to be issued will be rounded down to the nearest whole Additional Warrant.

         13. SENIOR STATUS. Unless and until all of the Maker's economic obligations hereunder and under all of the other convertible promissory notes issued on the date hereof (the aggregate principal sum hereof and thereof being, on the date hereof, up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00); collectively, with this Note, the "Contemporaneous Convertible Promissory Notes") shall have been paid in full, in cash, or otherwise satisfied through the conversion of any unpaid principal amount of the Contemporaneous Convertible Promissory Notes, together with any accrued and unpaid interest hereunder and thereunder, the Maker shall not pay all or any part of the approximately One Million Nine Hundred Thousand and NO/100 dollars ($1,900,000.00) obligations that, as of the date hereof, are owed to a single lender.

         14. NO INCURRENCE OF ADDITIONAL DEBT. Unless and until all of the Maker's economic obligations under all of the Contemporaneous Convertible Promissory Notes shall have been paid in full, in cash, or otherwise satisfied through the conversion of any unpaid principal amount of the Contemporaneous Convertible Promissory Notes, together with any accrued and unpaid interest hereunder and thereunder, the Maker shall not incur any additional debt, other than (i) trade payables in the ordinary course of its business, (ii) financial obligations that were established on or before the date hereof, and (iii) draw-downs under debt facilities that were established on or before the date hereof.

         15. MISCELLANEOUS.

            15.1 EXCHANGE; LOST, STOLEN, DESTROYED, OR MUTILATED NOTE. Upon receipt of evidence reasonably satisfactory to the Maker of the ownership of and the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft, or destruction) upon delivery of an indemnity agreement in an amount and by a person or an entity reasonably satisfactory to the Maker, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, the Maker will execute and deliver, in lieu thereof, a new Note containing the same terms and conditions.

            15.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

            15.3 NOTICES. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or by telex or confirmed facsimile, or one delivery day after deposit with a recognized overnight express delivery service or courier (for FedEx Express Overnight [or equivalent] delivery to and from an address within the United States of America) or three delivery days after deposit with a recognized overnight express delivery service or courier (for FedEx Express International Priority [or equivalent] delivery to and from an address outside the United States of America), and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days' advance written notice to the other party:

             (a)   If to the Maker:     Astrata Group Incorporated
                                        1801 Century Park East, Suite 1830
                                        Los Angeles, California 90067-2320
                                        Attention:  Chief Financial Officer
                                        Facsimile:  310-226-8553

                   With a copy to:      Bryan Cave LLP
                   (which shall not     2020 Main Street, Suite 600
                   constitute notice)   Irvine, California 92614
                                        Attention:  Randolf W. Katz, Esq.
                                        Facsimile:  949-223-7100

             (b)   If to the Holder:    ___________________________________

                                        ___________________________________

                                        Attention:_________________________

                                        Facsimile:_________________________

                   With a copy to:      Pryor Cashman Sherman & Flynn
                   (which shall not     410 Park Avenue
                   constitute notice)   New York, New York 10022
                                        Attention:  John J. Crowe
                                        Facsimile:  212-798-6372

            15.4 SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

            15.5 WAIVERS. No course of dealing between the Maker and the Holder hereof or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any rights of the Holder, except to the extent expressly waived in writing by the Holder.

15.6 CONSENTS, WAIVERS, AND MODIFICATIONS. No consent, waiver or modification of any nature relating to this Note, or the obligations of the Maker hereunder, shall be effective unless the same is in writing and signed by an authorized representative of the Holder.

            15.7 ENTIRE AGREEMENT. This Note and the other documents delivered pursuant hereto, or referenced herein, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

            15.8 GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Nevada and the venue for any dispute resolution process shall be Clark County, Nevada.

            15.9 ATTORNEYS FEES TO PREVAILING PARTY. The prevailing party in an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (a "Proceeding") shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

            15.10 FURTHER ASSURANCES. At any time or from time to time upon request of a party hereto (the "Requesting Party"), the other party hereto will execute and deliver such further documents and do such other acts and things as the Requesting Party may reasonably request in order fully to effectuate the purpose of this Note and to provide for the payment of the principal and interest due hereunder.

            15.11 NO STOCKHOLDER RIGHTS. No provision of this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Maker or any other matter whatsoever as a stockholder of the Maker. No provision hereof, in the absence of conversion referred to in Section 4 hereof, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price of such shares or as a stockholder of the Maker, whether such liability is asserted by the Maker, creditors of the Maker, or others.

            15.12 PRO RATA PAYMENTS. All payments (including prepayments, but not including conversions) to the Holder made under the Contemporaneous Convertible Promissory Notes shall be made on a pro rata basis.

            15.13 AMENDMENTS. This Note may not be amended without the prior, written consent of the Holder and each holder of each of the other Contemporaneous Convertible Promissory Notes (which consent shall not be unreasonably withheld, delayed, or denied), if such amendment would materially and adversely disadvantage the Holder or one or more of such holders vis-a-vis any of such other holders.

            15.14 HEADINGS. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

            15.15 FEES. The Maker agrees to pay on demand all costs and expenses (including, without limitation, the disbursements and reasonable fees of legal counsel) in connection with the preparation, execution, delivery, conversion pursuant to Section 4, modification, amendment and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note and any other document to be delivered hereunder or in connection herewith, to a maximum of ______________ and NO/100 Dollars ($___.00); PROVIDED, HOWEVER, that the provisions of Section 15.9, above, shall be specifically excluded from such limitation.

         IN WITNESS WHEREOF, the undersigned has executed or caused a duly authorized officer or representative to execute this Note, all as of the date first above written.

                                ASTRATA GROUP INCORPORATED,
                                a Nevada corporation

                                By:
                                   -------------------------------------
                                   Martin Euler, Chief Financial Officer

                                    EXHIBIT A

                                CONVERSION NOTICE

(To be Executed by the Registered Holder in order to convert Note)

         The undersigned hereby elects to convert the principal amount of Note and any accrued interest thereon indicated below, into Units, as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:________________________________________________________
                            Date to Effect Conversion

________________________________________________________________________________
               Principal amount of Note owned prior to conversion

________________________________________________________________________________
                    Principal amount of Note to be Converted

________________________________________________________________________________
               Principal amount of Note remaining after Conversion

________________________________________________________________________________
                        Accrued Interest to be Converted

________________________________________________________________________________
                  Number of shares of Common Stock to be Issued

________________________________________________________________________________
                           Applicable Conversion Price

________________________________________________________________________________
                                 Name of Holder

By:_____________________________________________________________________________

   Name:_______________________________

   Title:______________________________

                                   SCHEDULE 1

                           ASTRATA GROUP INCORPORATED
                       CONVERTIBLE NOTE DUE JUNE 22], 2005

                               CONVERSION SCHEDULE

          This Conversion Schedule reflects conversions made under the above-referenced Note.

                                   Aggregate Principal
                                    Amount Remaining
  Date of                             Subsequent to            Applicable
 Conversion   Amount of Conversion     Conversion           Conversion Price
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT 1

         5. REGISTRATION RIGHTS.

            The Company grants registration rights to the Investor under the following terms and conditions:

            (a) The Company will prepare and file, at its own expense, within sixty (60) days of the Final Closing, a registration statement under the Securities Act (the "REGISTRATION STATEMENT") with the Commission sufficient to permit the non-underwritten public offering and resale of the Shares (subject to adjustment as set forth herein) and Warrant Shares (subject to adjustment as set forth in the form of Warrant) (the "REGISTRABLE SECURITIES") through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter market if the Company's Common Stock is traded thereon.

            (b) The Company will use its reasonable best efforts to cause such Registration Statement to become effective within ninety (90) days from the first filing date of the Registration Statement or, if earlier, within three (3) business days of Commission clearance to request acceleration of effectiveness. The number of shares designated in the Registration Statement to be registered shall include all of the Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investor of the date of effectiveness of the Registration Statement within two (2) business days of such event. In the event that the number of shares so registered shall prove to be insufficient to register the resale of all of the Registrable Securities, then the Company shall be obligated to file, within thirty (30) days of notice from any Investor, a further Registration Statement registering such remaining shares and shall use its reasonable best efforts to prosecute such additional Registration Statement to effectiveness within ninety (90) days of the date of such notice.

            (c) The Company will maintain the Registration Statement or post-effective amendment filed under the terms of this Subscription Agreement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) all Registrable Securities have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) all Registrable Securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor (the "EFFECTIVENESS PERIOD"), as further set out in section 5(k)(ii) below.

            (d) If, at any time during which the Registration Statement required by Section 5(a) and 5(b) above is not effective, the Company shall determine to proceed with the preparation and filing of a separate registration statement pursuant to the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to each Investor. Upon receipt of a written request from any Investor, within thirty (30) days after receipt of any such notice from the Company, the Company will cause all such Registrable Securities requested by the Investor to be included in such registration statement, all to the extent required to permit the sale or other disposition by such Investor, of such shares.

The  obligation  of the Company under this Section 5(d) shall be unlimited as to
the  number  of  registration   statements  to  which  it  applies,  unless  the
Effectiveness Period has ended.

            (e) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement, in making filings with NASD or NASDR (including, without limitation, pursuant to NASD Rule 2710), and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of their counsel. The Company shall use its reasonable best efforts to qualify any of the Securities for sale in such states as any Investor reasonably designates and shall furnish indemnification. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investor with copies of the applicable Registration Statement and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investor.

            (f) Certificates evidencing the Registrable Securities shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission); PROVIDED, HOWEVER, in connection with the issuance of the Shares and Warrant Shares, Investor hereby agrees to adhere to and abide by all prospectus delivery requirements under the Securities Act and rules and regulations of the Commission. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effectiveness of the Registration Statement (in the case of item (i) herein) or upon request of the Investor (in the case of items (ii), (iii) or (iv) herein) if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the underlying Warrant Shares, or if such underlying Warrant Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such underlying Warrant Shares shall be issued free of all legends. The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 5(f), it will, no later than three business days following the delivery by Investor to the Company's transfer agent of a certificate representing Registrable Securities accompanied by appropriate stock power or other required documentation, as applicable, issued with a restrictive legend (such third Business Day, the "LEGEND REMOVAL Date"), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends, in each case without charge to the Investor other than customary transfer fees which may be charged by the transfer agent or broker-dealer. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5(f). Without limiting the Investor's other legal remedies, the Company shall immediately upon demand reimburse the Investor for the cost and losses occasioned by any buy-in resulting from the Company's failure to timely deliver unlegended share certificates.

            (g) In the event that (i) the Registration Statement is not filed with the Commission within sixty (60) days of the Final Closing, (ii) such Registration Statement is not declared effective by the Commission within the earlier of ninety (90) days from the first filing date of the Registration Statement or three (3) business days of clearance by the Commission to request effectiveness, (iii) such Registration Statement is not maintained as effective by the Company for the Effectiveness Period or as allowed by 5(k)(ii) below or
(iii) the additional Registration Statement referred to in Section 5(b) is not filed within thirty (30) days or declared effective within ninety (90) days as set forth therein (each a "Registration Default") then the Company will pay Investor (pro rated on a daily basis), as partial compensation for such failure and not as a penalty one and one-half percent (1.5%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor for each month (or portion thereof) until such Registration Statement has been filed (in the case of clause (i) and clause (iv)), and in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above), one and one-half percent (1.5%) of the purchase price of the Registrable Securities purchased from the Company and held by the Investor each month (or portion thereof) (regardless of whether one or more such Registration Defaults are then in existence, but without duplication of such partial compensatory payments) until such Registration Statement has been declared effective. Such compensatory payments shall be made to the Investors in cash, no later than the fifth business day following the month in which such Registration Default(s) occurred, PROVIDED, HOWEVER, that the payment of such amounts shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

            (h) If the Company does not remit the payment to the Investor as set forth in Section 5(g) above, the Company will pay the Investor interest at the rate of 12% per annum, or the highest rate permitted by law, if less, until such sums have been paid in full, and reasonable costs of collection, including attorneys' fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision or payment of such compensatory amounts shall not affect or limit the Investor's other rights or remedies as set forth in this Subscription Agreement or at law.

            (i) In the event a Registration Statement is not effective at any time after one year following the Final Closing date (other than an Allowed Delay, as defined in Section 5(k)(ii) below), compensatory payments as described in Section 5(g) above shall cease, the Warrants shall become exercisable pursuant to a cashless exercise feature, and the Company shall cause its counsel to issue such legal opinions as may be reasonably requested by the Investor in connection with any sales of the Warrant Shares in accordance with Rule 144 under the Securities Act in accordance with the procedures of Section 5(f) above.

            (j) At all times after one (1) year following the Final Closing Date, the Company will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Registrable Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. In addition, the Investor shall be entitled to unlimited piggyback registration rights under Section 5(d) above.

            (k) In the case of each registration effected by the Company pursuant to any section herein, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

         (i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

         (ii) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the shareholders, prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investor, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; PROVIDED THAT, for not more than ten (10) consecutive business days (or a total of not more than forty-five (45) calendar days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company the public disclosure of which at the time is not, in the good faith opinion of the Company in the best interests of the Company and which may, based on the written advice of outside counsel, be delayed under applicable law or regulation (an "Allowed Delay"); PROVIDED, FURTHER, that the Company shall promptly
         (a) notify each Investor in writing of the existence of (but in no event, without the prior written consent of such Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (b) advise each Investor in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

         (iii) Use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

         (iv) If NASD Rule 2710 requires any broker-dealer to make a filing prior to executing a sale of Registrable Securities by an Investor, make an Issuer Filing with the NASD Corporate Financing Department pursuant to NASD Rule 2710 and respond within five business days to any comments received from NASD in connection therewith.

         (v) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission.

         (l) To the extent Investor includes any Shares or Warrant Shares in a registration statement pursuant to the terms hereof, the Company will indemnify and hold harmless Investor, its directors and officers, and each Person, if any, who controls Investor within the meaning of the Securities Act, from and against, and will reimburse Investor, its directors and officers and each controlling Person with respect to, any and all loss, damage, liability, cost and expense to which Investor or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling Person in writing specifically for use in the preparation thereof.

         (m) To the extent Investor includes any Shares or Warrant Shares in a registration statement pursuant to the terms hereof, Investor will indemnify and hold harmless the Company, its directors and officers and any controlling Person from and against, and will reimburse the Company, its directors and officers and any controlling Person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors and officers or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from Investor shall be limited to the amount of proceeds received by Investor from the sale of such shares of Common Stock

         (n) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

         (o) The Investor will cooperate with the Company in connection with this Subscription Agreement, including timely supplying all information and executing and returning the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit B, and any other documents requested by the Company which are required to enable the Company to perform its obligations to register the Shares and the Warrant Shares.